Exhibit 99.1

bluebird bio Appoints Denice Torres to Board of Directors

CAMBRIDGE, Mass.—(BUSINESS WIRE)—August 11, 2020— bluebird bio, Inc. (Nasdaq: BLUE) today announced that it has appointed Denice Torres to its Board of Directors.

“We’re excited to welcome Denice to the Board to help guide bluebird as we reach the next stage in our evolution,” said Nick Leschly, chief bluebird. “Denice brings valuable perspective and exceptional industry insights based on over 25 years of executive management experience in pharmaceuticals, medical device and consumer healthcare for global organizations. In addition, she has a deep understanding of the benefit of cultivating people, diversity and culture to strengthen internal collaboration and propel companies forward. We look forward to her contributions as we work to deliver critical therapies to our patients.”

“I am thrilled to join bluebird’s Board of Directors at a time when the company is on the cusp of commercializing several important therapies for people living with severe genetic diseases and cancer,” said Ms. Torres. “My passion lies in achieving exceptional results through commercial and operational excellence and, critically, unleashing the potential that is inherent in diverse teams, ideas, and approaches. I look forward to applying what I’ve learned through my years of experience working within the healthcare industry and contributing to the achievement of bluebird’s incredible mission and commitment to patients.”

At Johnson & Johnson, Ms. Torres held several executive leadership positions including President of McNeil Consumer Healthcare and President of Janssen Pharmaceuticals, CNS. She also served as Chief Strategy and Transformation Officer for the Medical Device division. Ms. Torres has expertise in leading large-scale transformations, from strategy to execution. Before joining Johnson & Johnson, she had a highly successful 14-year career at Eli Lilly in commercial roles, including leading U.S. Women’s Health, Global Neuroscience, and Growth Hormone. Ms. Torres was named Healthcare Businesswomen’s Association (HBA) Woman of the Year in 2015.

Ms. Torres is the founder of The Mentoring Place, a volunteer platform that focuses on helping accelerate the careers of women by matching them with executive level mentors and providing insights and education. She is also the founder of The Ignited Company, a consulting firm specializing in the development of high-performing individuals and teams.

Ms. Torres received a B.S. in Psychology from Ball State, J.D. Law from Indiana University, and MBA from University of Michigan in 1990.

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the advancement of, and anticipated development and commercialization plans for, the Company’s product candidates. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that results from our prior and ongoing clinical trials of our product candidates will not continue or be repeated in our ongoing or planned clinical trials; risks that the current or planned clinical trials of our product candidates will be insufficient to support future regulatory submissions or to support marketing approval in the U.S. and EU and the risk that our product candidates will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-K as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

bluebird bio
Investors:

Ingrid Goldberg, 410-960-5022
igoldberg@bluebirdbio.com

Elizabeth Pingpank, 617-914-8736
epingpank@bluebirdbio.com

or

Media:
Jennifer Snyder, 617-448-0281
jsnyder@bluebirdbio.com